UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

_______________________________

CAPRICOR THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8840 Wilshire Blvd. 2nd Floor	88-0363465
(State or other jurisdiction of	Beverly Hills, California 90211	(I.R.S. Employer
incorporation or organization)	Telephone (310) 358-3200	Identification No.)
(Address of principal executive offices)

_______________________________

2006 STOCK OPTION PLAN

2012 RESTATED EQUITY INCENTIVE PLAN

2012 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

 (Full title of the plan)

_______________________________

Linda Marbán, Ph.D. Chief Executive Officer Capricor Therapeutics, Inc. 8840 Wilshire Blvd. 2nd Floor Beverly Hills, CA 90211 Telephone: (310) 358-3200 (Name and address of agent for service)	Copies to: Rob R. Carlson, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 Telephone: (650) 320-1800 Facsimile: (650) 320-1930

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

_______________________________

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price (3)		Amount of Registration Fee
Common Stock, par value $0.001 per share	6,843,909	(2)	$11.405	(3)	$78,054,782.15	(3)	$10,053.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Common Stock (the “Common Stock”) of Capricor Therapeutics, Inc. (the “Registrant”) that may be offered or issued under the plans to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents (i) 737,607 shares of Common Stock reserved for issuance upon the exercise of awards granted under the Capricor, Inc. 2006 Stock Option Plan, as amended (the “2006 Plan”); (ii) 3,408,991 shares of Common Stock reserved for issuance upon the exercise of awards granted under the Capricor, Inc. 2012 Restated Equity Incentive Plan, as amended (the “2012 Plan”); and (ii) 2,697,311 shares of Common Stock reserved for issuance upon the exercise of awards granted under the 2012 Non-Employee Director Stock Option Plan, as amended (the “Director Plan” and, together with the 2006 Plan and the 2012 Plan, the “Plans”). Of the total 6,843,909 shares of Common Stock reserved for issuance under the Plans, 4,686,967 shares are currently subject to outstanding awards.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act and based upon a $11.405 per share average of the high and low sales prices of the Registrant’s Common Stock, as reported on the OTCQB Marketplace on February 28, 2014, a date within five business days prior to the filing of this Registration Statement.

EXPLANATORY NOTE

The Registrant has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act, to register 6,843,909 shares of Common Stock issuable pursuant to: (i) the 2006 Plan, (ii) the 2012 Plan, and (iii) the Director Plan. Each of the 2006 Plan and the 2012 Plan has been previously approved by the Registrant’s stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which were filed with the Commission, are incorporated herein by reference:

(a)(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on June 21, 2013, including all material incorporated by reference therein;

(b)(1)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, filed with the Commission on June 21, 2013, including all material incorporated by reference therein;

(b)(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, filed with the Commission on June 21, 2013, including all material incorporated by reference therein;

(b)(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, filed with the Commission on August 14, 2013, including all material incorporated by reference therein;

(b)(4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 14, 2013, including all material incorporated by reference therein;

(b)(5)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 22, 2013, including all material incorporated by reference therein;

(b)(6)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 9, 2013, including all material incorporated by reference therein;

(b)(7)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 3, 2013, including all material incorporated by reference therein;

(b)(8)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 25, 2013, including all material incorporated by reference therein;

(b)(9)	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 20, 2013, including all material incorporated by reference therein;

(b)(10)	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 26, 2013, including all material incorporated by reference therein;

(b)(11)	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 4, 2013, including all material incorporated by reference therein;

(b)(12)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 3, 2014, including all material incorporated by reference therein;

(b)(13)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 13, 2014, including all material incorporated by reference therein;

(b)(14)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on January 24, 2014, including all material incorporated by reference therein; and

(c)(1)

The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 9, 2008, including any subsequently filed amendments and reports updating that description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant’s Certificate of Incorporation, as amended, requires the Registrant to indemnify its directors and officers to the fullest extent permitted by the DGCL as it presently exists or as may hereafter be amended.

The Registrant’s Bylaws require the Registrant to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or as may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. Notwithstanding the preceding sentence, the Registrant shall be required to indemnify such a person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors.

The Registrant currently carries directors’ and officers’ liability insurance, which may insure against director or officer liability arising under the Securities Act. In addition, the Registrant has entered into various agreements whereby it has agreed to indemnify its directors and officers for specific liabilities that they may incur while serving in such capacities. These indemnification agreements provide for the maximum indemnity allowed to directors and officers by applicable law.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

See the Exhibit Index.

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 8.	Exhibits.

Exhibit	Description
4.1	Certificate of Incorporation of the Registrant (1)
4.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)
4.3	Bylaws of the Registrant (3)
4.4	Capricor, Inc. 2006 Stock Option Plan *
4.5	Capricor, Inc. 2012 Restated Equity Incentive Plan *
4.6	Capricor, Inc. 2012 Non-Employee Director Stock Option Plan *
4.7	Form of Incentive Stock Option Agreement for the 2006 Stock Option Plan *
4.8	Form of Non-Qualified Stock Option Agreement for the 2006 Stock Option Plan *
4.9	Form of Stock Option Agreement for the 2012 Restated Equity Incentive Plan *
4.10	Form of Stock Option Agreement for the 2012 Non-Employee Director Stock Option Plan *
4.11	First Amendment to Capricor, Inc. 2006 Stock Option Plan *
4.12	First Amendment to Capricor, Inc. 2012 Restated Equity Incentive Plan *
4.13	First Amendment to Capricor, Inc. 2012 Non-Employee Director Stock Option Plan *
5.1	Opinion of Paul Hastings LLP *
23.1	Consent of Rose, Snyder & Jacobs LLP *
23.2	Consent of Crowe Horwath LLP *
23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page hereof)

(1) Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2007.

(2) Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2013.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2007.

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on March 4, 2014.

CAPRICOR THERAPEUTICS, INC.

By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Linda Marbán and Karen Krasney, and each of them singly, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.  The undersigned also grants to said attorneys-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Linda Marbán, Ph.D.	Chief Executive Officer and Director	March 4, 2014
Linda Marbán, Ph.D.	(Principal Executive Officer)

/s/ Anthony Bergmann	Vice President of Finance	March 4, 2014
Anthony Bergmann	(Principal Financial and Accounting Officer)

/s/ Frank Litvack, M.D.	Chairman of the Board	March 4, 2014
Frank Litvack, M.D.

/s/ Joshua A. Kazam	Director	March 4, 2014
Joshua A. Kazam

/s/ Earl M. Collier	Director	March 4, 2014
Earl M. Collier

/s/ Louis V. Manzo	Director	March 4, 2014
Louis V. Manzo

/s/ Louis J. Grasmick	Director	March 4, 2014
Louis J. Grasmick

/s/ George W. Dunbar	Director	March 4, 2014
George W. Dunbar

/s/ Gregory W. Schafer	Director	March 4, 2014
Gregory W. Schafer

/s/ David B. Musket	Director	March 4, 2014
David B. Musket

II-2

INDEX TO EXHIBITS FILED HEREWITH

Exhibit	Description
4.1	Certificate of Incorporation of the Registrant (1)
4.2	Certificate of Amendment of Certificate of Incorporation of the Registrant (2)
4.3	Bylaws of the Registrant (3)
4.4	Capricor, Inc. 2006 Stock Option Plan *
4.5	Capricor, Inc. 2012 Restated Equity Incentive Plan *
4.6	Capricor, Inc. 2012 Non-Employee Director Stock Option Plan *
4.7	Form of Incentive Stock Option Agreement for the 2006 Stock Option Plan *
4.8	Form of Non-Qualified Stock Option Agreement for the 2006 Stock Option Plan *
4.9	Form of Stock Option Agreement for the 2012 Restated Equity Incentive Plan *
4.10	Form of Stock Option Agreement for the 2012 Non-Employee Director Stock Option Plan *
4.11	First Amendment to Capricor, Inc. 2006 Stock Option Plan *
4.12	First Amendment to Capricor, Inc. 2012 Restated Equity Incentive Plan *
4.13	First Amendment to Capricor, Inc. 2012 Non-Employee Director Stock Option Plan *
5.1	Opinion of Paul Hastings LLP *
23.1	Consent of Rose, Snyder & Jacobs LLP *
23.2	Consent of Crowe Horwath LLP *
23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1) *
24.1	Power of Attorney (included on signature page hereof)

(1) Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2007.

(2) Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 26, 2013.

(3) Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2007.

* Filed Herewith.